Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrant's charter
Nuveen North Carolina Dividend Advantage Municipal
Fund 2
333-72306, 811-10525


On January 10, 2002, under Conformed Submission
Type 497, accession number, 0000950137-02-000107,
a copy of the final prospectus containing a description of the preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.